Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Myomo, Inc. on Form S-8 of our report dated March 13, 2020, with respect to our audits of the financial statements of Myomo, Inc. as of December 31, 2019 and 2018 and for the years ended December 31, 2019 and 2018 appearing in the Annual Report on Form 10-K of Myomo, Inc. for the year ended December 31, 2019.

/s/ Marcum LLP

Marcum LLP New York NY March 19, 2020